UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

March 23, 2021

Commission File Number: 0-29923

Orbital Energy Group, Inc.

(Exact Name of registrant as specified in Its Charter)

Colorado	84-1463284
(State or jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

1924 Aldine Western, Houston, Texas	77038
(Address of Principal Executive Offices)	(zip code)

(832) 467-1420

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	OEG	Nasdaq Capital Market

Item 1.01      Entry into a Material Definitive Agreement.

On March 23, 2020, Orbital Energy Group, Inc. (the “Company”) completed a Note Purchase Agreement (the “Purchase Agreement”), by and between the Company and an institutional investor (the “Investor”), pursuant to which the Company agreed to issue to the Investor an unsecured instrument in the principal amount of $10,715,000 (the “Note”). Upon the closing on March 23, 2021, the Company received gross proceeds of $10,715,000, before fees and other expenses associated with the transaction, including but not limited to, a $700,000 original issue discount payable to the Investor. The net proceeds received by the Company will be used primarily for working capital, future acquisitions, and general corporate purposes.

The Note is payable in full within eighteen (18) months after the purchase price date in accordance with the terms set forth in the Note and accrues interest on the outstanding balance at the rate of nine percent (9%) per annum from the Purchase Price Date until the Note is paid in full. All interest shall compound daily and shall be payable in accordance with the terms of the Note. The Company has the right to prepay all or any portion of the outstanding balance in an amount equal to 115% multiplied by the portion of the outstanding balance to be prepaid.

Beginning six (6) months from the purchase price date, Investor has the right, in its sole and absolute discretion, to redeem all or any portion of the Note (such amount, the “Redemption Amount”) subject to the maximum monthly redemption amount of $1,000,000 per calendar month, by providing Company with a “Redemption Notice."

The Note Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties thereto, and termination provisions.

The foregoing does not purport to be a complete description of the Note Purchase Agreement and is qualified in its entirety by reference to the full text of such documents and attachments which are attached as Exhibits to this Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof with respect to the Note Purchase Agreement and Promissory Note is incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.           Description

10.1          Form of Note Purchase Agreement with attachments

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Signed and submitted this 26th day of March 2021.

Orbital Energy Group, Inc.

(Registrant)

By:	/s/ Daniel N. Ford
Daniel N. Ford
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Note Purchase Agreement with attachments